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                                                                                                                        EXHIBIT 4(i)
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          REGISTERED                                                                                        REGISTERED

           NUMBER                                            (LOGO)
          R                                                                                                     $
                                                    GEORGIA-PACIFIC CORPORATION
                                                8 5/8% DEBENTURE DUE APRIL 30, 2025                      CUSIP 373298 BL 1
                                                                                               SEE REVERSE FOR CERTAIN DEFINITIONS


GEORGIA-PACIFIC CORPORATION, a Georgia corporation (hereinafter referred to as the "Company", which term includes any successor
Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to


8 5/8%                                                                                                                        8 5/8%
 DUE                                                                                                                           DUE
2025                                                                                                                          2025

or registered assigns, the principal sum of                                                                                  DOLLARS


on April 30, 2025, and to pay interest thereon from April 25, 1995, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on October 30 and April 30 of each year, commencing October 30, 1995, at the rate of 8 5/8% per annum, until the principal hereof is paid or made available for payment.  The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture hereinafter referred to, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the
Regular Record Date for such interest, which shall be the October 15 or April 15, as the case may be, next preceding such Interest
Payment Date.  Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the
Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.
     Payment of the principal of (and premium, if any) and any such interest on this Security will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the
United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.
     Referense is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.
     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.
     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Date:
                                                                                           GEORGIA-PACIFIC CORPORATION
                                                                            By
         TRUSTEE'S CERTIFICATE OF AUTHENTICATION                                                 A. D. Correll
     This is one of the Securities of the series designated
therein referred to in the within-mentioned Indenture.
                 THE BANK OF NEW YORK,                                                                                     Chairman
                                            as Trustee                      Attest:
By                                                                                              Kenneth F. Khoury
                                                              (SEAL)

                                  Authorized Signature                                                                     Secretary
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                                                    GEORGIA-PACIFIC CORPORATION
                                                8 5/8% DEBENTURE DUE APRIL 30, 2025


        This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of March 1, 1983, between the Company and The Chase Manhattan Bank
(National Association)("Chase"), as amended and supplemented by a First Supplemental Indenture dated as of July 27, 1988 (such
Indenture as so amended and supplemented, the "Indenture"), among the Company, Chase and Morgan Guaranty Trust Company of New York,
as Trustee (The Bank of New York, as successor trustee under the Indenture, along with any other successor trustee under the
Indenture with respect to the series of Securities of which this Security is a part, is herein called the "Trustee"), to which
Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.  This Security is one of the series designated on the face hereof, limited in aggregate principal amount to $250,000,000.
        The Securities of this series are subject to redemption upon not less than 30 nor more than 60 days' notice by mail, at any time, on or after April 30, 2005, as a whole or in part, at the election of the Company, at the following Redemption Prices
(expressed as percentages of the principal amount): If redeemed during the 12-month period beginning April 30 of the years indicated,

Year                            Redemption Price                  Year                    Redemption Price
- ----                            ----------------                  ----                    ----------------
2005.....................         104.205%                        2010...................     102.102%
2006.....................         103.784                         2011...................     101.682
2007.....................         103.364                         2012...................     101.261
2008.....................         102.943                         2013...................     100.841
2009 ....................         102.523                         2014...................     100.420

and thereafter at a Redemption Price equal to 100% of the principal amount, together in the case of any such redemption with accrued interest to the Redemption Date, but interest instalments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.
        The Securities of this series will not be entitled to any sinking fund.
        In the event of redemption of this Security in part only, a new Security or Securities of this series for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.
        In an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the
Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.
        The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of 66 2/3% in principal amount of the Securities at the time
Outstanding of each series to be affected.  The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all the Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the
Indenture and their consequences.  Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.
        No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this
Security at the times, place and rate, and in the coin or currency, herein prescribed.
        As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the
Company in any place where the principal of (and premium, if any) and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the
Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the desginated transferee or transferees.
        The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof.  As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securites of this series of a different authorized denomination, as requested by the Holder surrendering the same.
        No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
        Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the
Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.
        All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the
Indenture.

                                                       --------------------

                                                           ABBREVIATIONS

        The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -- as tenants in common                                                  UNIF GIFT MIN ACT - __________ Custodian __________
TEN ENT -- as tenants by the entireties                                                                (Cust)               (Minor)
JT TEN  -- as joint tenants with right of                                                            under Uniform Gifts to Minors
           survivorship and not as tenants                                                           Act ___________________________
           in common                                                                                              (State)

                              Additional abbreviations may also be used though not in the above list.
                                                       --------------------
                         FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
   IDENTIFYING NUMBER OF ASSIGNEE
/                                    /

____________________________________________________________________________________________________________________________________

____________________________________________________________________________________________________________________________________
                         Please print or typewrite name and address including postal zip code of assignee

____________________________________________________________________________________________________________________________________

____________________________________________________________________________________________________________________________________

____________________________________________________________________________________________________________________________________
the within Debenture and all rights thereunder, hereby irrevocably constituting and appointing

____________________________________________________________________________________________________________________________attorney to transfer said Debenture on the books of the Company, with full power of substitution in the premises.

Dated:___________________________________________________________

                                                                         ___________________________________________________________

NOTICE:  The signature to this assignment must correspond with the name as written upon the face of the within instrument, in every particular, without alteration or enlargement or any change whatever.
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